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                                                                    EXHIBIT 99.1


Media Contact:               Neil Geary  (203) 863-1073
Investor Relations Contact:  Stan March  (203) 863-1117


             TENNECO COMMENCES HIGH YIELD OFFERING OF $500,000,000
                IN PLAN TO REALIGN DEBT AS SEPARATION OF TENNECO
                   AUTOMOTIVE AND TENNECO PACKAGING PROCEEDS


     GREENWICH, Conn., Sept. 27, 1999 -- Tenneco Inc. (NYSE:TEN) today said it had commenced its offering of $500,000,000 of Senior Subordinated Notes in connection with the planned spin-off of Tenneco Packaging and the separation of Tenneco Packaging and Tenneco Automotive in the fall of 1999.

     The offering is one component of the plan to realign Tenneco's debt before the spin-off of the packaging business scheduled for this fall. The Notes will be continuing obligations of the automotive company (and not the packaging company) and will mature in 2009 with interest payments commencing in 2000.

     Tenneco is offering the notes in reliance upon an exemption from registration under the Securities Act of 1933 for an offer and sale of securities that does not involve a public offering. The Notes have not been registered under the Securities Act and may not be offered or sold by investors in the United States absent registration or an applicable exemption from registration. If the spin-off of Tenneco Packaging is not consummated, the company will redeem the notes in whole. Proceeds from the offering will be held in escrow until they are released upon satisfaction of various conditions.

     Tenneco is a $6 billion manufacturing company headquartered in Greenwich, Conn., with 38,000 employees worldwide. Tenneco Automotive is one of the world's largest producers and marketers of ride control and exhaust systems and products, which are sold under the Monroe(R) and Walker(R) global brand names. Among its products are Sensa-Trac(R) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(TM) mufflers and DynoMax(TM) performance exhaust products, and Monroe(R) Clevite(TM) vibration control components. Tenneco Packaging is among the world's leading and most diversified packaging companies. Among its products are Hefty(R) trash bags, Hefty OneZip(R) and Baggies(R) food storage bags, E-Z Foil(R) single-use aluminum cookware and Hexacomb(R) paper honeycomb products.
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Several statements in this press release are forward looking and are identified by the use of forward looking words and phrases, such as "planned," "plan", "scheduled," and "will." These forward looking statements are based on the current expectations of the Company (including its subsidiaries). Because forward looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) the general political, economic and competitive conditions in markets and countries where the Company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries;
(ii) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals; (iii) change in capital availability or costs;
(iv) results of analysis regarding plans and strategic alternatives; (v) changes in consumer demand and prices, including decreases in demand for the Company's products and the resulting negative impact on its revenues and margins from such products; (vi) the cost of compliance with changes in regulations, including environmental regulations; (vii) workforce factors such as strikes or labor interruptions; (viii) material substitutions and increases in the costs of raw materials; (ix) the ability of the Company and its subsidiaries to integrate operations of acquired businesses quickly and in a cost-effective manner; (x) new technologies; (xi) the ability of the Company, its subsidiaries and those with whom they conduct business to timely resolve the Year 2000 issue (relating to potential equipment and computer failures by or at the change of the century), unanticipated costs of, problems with, or delays in resolving the Year 2000 issue, and the costs and impacts if the Year 2000 issue is not timely resolved; (xii) changes by the Financing Accounting Standards Board or other accounting regulatory bodies of authoritative generally accepted accounting principles or policies; and (xiii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the Company and its subsidiaries.